UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)  March 29, 2005

Commission File Number 0-20381

FARO TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	59-3157093
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

125 Technology Park, Lake Mary, Florida	32746
(Address of Principal Executive Offices)	(Zip Code)

(407) 333-9911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets.

On March 29, 2005, a subsidiary of FARO Technologies, Inc. acquired iQvolution AG. iQvolution is headquartered in Ludwigsburg, Germany and manufactures and supplies three-dimensional laser scanning products and services. Their technology is currently used for factory planning, facility life-cycle management, quality control, performing forensic analysis and in general, processing large volumes of three-dimensional data.

The acquisition was made pursuant to a Stock Purchase Agreement dated March 29, 2005 entered into each of the shareholders of iQvolution. None of the iQvolution shareholders, officers, directors or employees had any material relationship with FARO Technologies, Inc. or any of its affiliates, or any director or officer of FARO Technologies, Inc., or any association of any such director or officer.

The purchase price for the acquisition was 3 million Euros in cash and 314,736 shares of FARO common stock. 162,444 of these shares of FARO common stock is being held in escrow and will be paid to the iQvolution shareholders over five years subject to achieving predetermined performance goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

FARO TECHNOLOGIES, INC.

Date: April 1, 2005	By:	/s/ Gregory A. Fraser
Gregory A. Fraser
Executive Vice President, Secretary and Treasurer